      As filed with the Securities and Exchange Commission on May 6, 2002.

                                                   Registration No. 333-03516

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ___________________

                          POST-EFFECTIVE AMENDMENT NO 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                              THE SECURITIES ACT OF
                                      1933
                               ___________________


                      AUBURN NATIONAL BANCORPORATION, INC.
             (Exact name of registrant as specified in its charter)

                               ___________________

                Delaware                              63-0885779
     (State or other jurisdiction of               (I.R.S. Employer
      incorporation or organization)             Identification Number)
                               ___________________

           Auburn National Bancorporation, Inc.                          Auburn National Bancorporation, Inc.
                   100 North Gay Street                                          C. Wayne Alderman
                   Auburn, Alabama 36830                                       100 North Gay Street
                 Telephone: (334) 821-9200                                     Auburn, Alabama 36830
(Address, including zip code, and telephone number, including                Telephone: (334) 821-9200
   area code, of registrant's principal executive offices)       (Address, including zip code, and telephone number,
                                                                      including area code, of agent for service)

                               ___________________

                                   Copies to:
                             Ralph F. MacDonald, III
                                 S. Joel Cartee
                                Alston & Bird LLP
                               One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30909-3424
                            Telephone: (404) 881-7000
                            Facsimile: (404) 881-4777
                               ___________________


     Approximate date of commencement of proposed sale to the public: As soon as practicable following the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ___________________


                         CALCULATION OF REGISTRATION FEE

=================================================================================================
                                                                      Proposed
   TITLE OF EACH                                      Proposed         maximum
      CLASS OF                                         maximum        Aggregate       Amount of
     SECURITIES                   Amount to be      offering price     offering     Registration
  TO BE REGISTERED                 registered         per unit /1/      price /1/        Fee
-------------------------------------------------------------------------------------------------
Common Stock, $.01 par value    150,000 shares /2/       $19.75         $987,500     $340.52 /3/

=================================================================================================

/1/ Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and based upon $19.75 per share, the average of the bid and asked prices for Auburn National Bancorporation Inc.'s Common Stock reported by the Nasdaq SmallCap Market on April 8, 1996.

/2/ Reflects a three-for-one stock split on June 25, 1998. No new securities are being registered under this Registration Statement.

/3/ Previously paid in connection with the registration by Auburn National Bancorporation, Inc. of 50,000 shares under Registration Statement No. 333-03516 on Form S-3 filed on April 12, 1996.


     Pursuant to Securities and Exchange Commission Rule 429 under the Securities Act of 1933, as amended (the "Securities Act"), the Prospectus included in this Registration Statement relates to unsold securities in the aggregate amount of $987,500 that were previously registered by Auburn National Bancorporation, Inc. under Registration Statement No. 333-03516 on Form S-3 filed on April 12, 1996. This Registration Statement constitutes Post-Effective Amendment No. 1 to such prior Registration Statement. Such Post-Effective Amendment shall hereafter become effective in accordance with Section 8(c) of the Securities Act concurrently with the effectiveness of this Registration Statement. No new securities are being registered under this Registration Statement.

================================================================================

PROSPECTUS

                                     [LOGO]

                      AUBURN NATIONAL BANCORPORATION, INC.

                  Dividend Reinvestment and Stock Purchase Plan
                         150,000 Shares of Common Stock
                                ($.01 Par Value)

         We are pleased to offer the Auburn National Bancorporation, Inc. Dividend Reinvestment and Stock Purchase Plan. The plan provides our shareholders with an easy and inexpensive way to invest in our common stock.

         The plan allows you to:

         . Enroll in the plan for free, purchase shares without a personal broker and with low transaction fees.

         . Increase your ownership of our shares by automatically reinvesting your cash dividends, and remaining fully invested in our common stock.

         . Purchase additional shares on a quarterly basis through optional automatic withdrawals from your bank deposit account in amounts of as little as $100 or as much as $5,000.

         . Avoid the inconvenience and risks of holding and transferring paper certificates.

         The plan holds shares of our common stock, which is listed on the Nasdaq SmallCap Market under the symbol "AUBN." The plan is open to holders of shares of our common stock who want to reinvest their cash dividends in additional shares or access the other features of the plan. If you are already enrolled in the plan, you may continue to participate in the plan without further action.

--------------------------------------------------------------------------------
         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

         These securities are not savings accounts or deposits and are not insured by the FDIC or any government agency.

--------------------------------------------------------------------------------

                  The date of this prospectus is May 6, 2002.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Auburn National Bancorporation, Inc. ......................................  2
The Plan ..................................................................  3
Indemnification ........................................................... 12
How to Obtain Additional Information About Us ............................. 13
This Prospectus Incorporates Information by Reference to Other Documents .. 14
Important Notice About Information in This Prospectus ..................... 15
Use of Proceeds ........................................................... 16
Experts ................................................................... 16
Legal Matters ............................................................. 16

                      AUBURN NATIONAL BANCORPORATION, INC.

         The following is a summary of our business. It does not contain all of the information that may be important to you. You should read the entire prospectus and the other information we refer to carefully before you decide to purchase shares or to participate in the plan.

         We are a bank holding company headquartered in Auburn, Alabama. Our Alabama state-chartered commercial banking subsidiary, AuburnBank, offers an array of deposit accounts and retail and commercial banking services. AuburnBank has conducted a banking business since 1907. Our primary service area is Lee County, Alabama and surrounding areas in East Alabama.

         Our principal executive offices are located at 100 North Gay Street, Auburn, Alabama 36830, our telephone number is (334) 821-9200, and our facsimile number is (334) 887-4690.

         Our internet website is located at www.auburnbank.com. We are not incorporating any information from our website into this prospectus, and none of the information on our website is included or made a part of this prospectus.

                                    THE PLAN

1.   What is the purpose of the Dividend Reinvestment and Stock Purchase Plan?

          The purpose of the plan is to provide holders of record of shares of our common stock with a convenient and economical method of investing cash dividends for the purchase of additional shares of our common stock. The plan's Optional Cash Purchase feature also allows you to purchase additional shares of our common stock on a quarterly basis. If you wish, these additional quarterly purchases can be made through automatic deductions from an eligible bank account.

2.   Who administers the Dividend Reinvestment and Stock Purchase Plan?

     . We have appointed Registrar and Transfer Company, Cranford, New Jersey, as the administrator and agent of our Dividend Reinvestment and Stock Purchase Plan. The agent will maintain records of your account, send statements of your account to you, and perform other duties as the plan administrator.

     . The agent is appointed by plan participants, and will act as your agent. The agent will use your cash dividends to purchase additional shares of our common stock in the market, in privately negotiated transactions or from us in accordance with the plan. The agent will receive funds on your behalf for the purchase of our common stock. These funds represent both your cash dividends and, if applicable, funds automatically deducted from your designated bank account as part of the Optional Cash Purchase feature of the plan.

     . You also appoint the agent to retain in your plan account any shares of our common stock distributed with respect to plan shares and credited to your plan account.

     . We reserve the right to assume the administration of the plan at any time and without prior notice to you. In the event the agent should resign or otherwise cease to act as administrator of the plan, we will make such other arrangements as we deem appropriate for the administration of the plan and the custody of shares purchased under the plan.

3.   Who should I contact with questions?

          You may direct all inquiries, notices, requests and other communications concerning the plan to:

                  Company
                  Auburn National Bancorporation, Inc.
                  Attn: Investor Relations
                  P.O. Box 3110
                  Auburn, Alabama 36831-3110
                  Telephone: (334) 821-9200
                  Fax: (334) 887-4690
                  e-mail: investorrelations@auburnbank.com

                  Agent
                  Registrar and Transfer Company
                  Attn: Dividend Reinvestment
                  10 Commerce Drive
                  Cranford, NJ 07016
                  Telephone:  (800) 368-5948
                  Fax: (908) 497-2318
                  e-mail: info@rtco.com

         Please include your plan account number on all correspondence along with a phone number where we may reach you.

SPECIAL NOTICE REGARDING INTERNET EMAIL

         We cannot guarantee the confidentiality of Internet email. By sending us your email, you are granting us permission to communicate with you by email regarding the topic of your message or inquiry. It is important that you do not use e-mail to request, authorize or effect the purchase or sale of any shares, to send fund transfer instructions, or to effect any other transactions. Any such request, orders, or instructions that you send will not be accepted and will not be processed by us.

4. Who is eligible to participate in the Dividend Reinvestment and Stock Purchase Plan?

         You are eligible to participate in the plan if you are a United States resident and a holder of record of shares of our common stock. If your shares are registered in any name other than your own (e.g., in a broker's "street name" or in the name of a bank nominee), you must become a shareholder of record with respect to any such shares of our common stock by having such shares transferred into your own name before your shares may be included in the plan.

          If you have an eligible bank deposit account and meet the above requirements, you may also purchase additional shares on a quarterly basis through automatic withdrawals from your account as part of the plan's Optional Cash Purchase feature.

5.    What investment options are available to me?

      . Dividend Reinvestment. You can have your cash dividends automatically reinvested in additional shares of our common stock. By enrolling in the plan, you authorize and direct the agent to invest the cash dividends paid on all of the shares of our common stock held in your name as set forth in the enrollment form. You may not enroll less than 100% of the shares of our common stock held in your name. We will deliver all quarterly cash dividends declared and paid by us to the agent for investment on the dividend payment date for that quarter. We generally pay dividends on or about the 25th day of March, June, September and December. All dividends are subject to declaration by our Board of Directors in their discretion.

      . Optional Cash Purchases. In addition to the reinvestment of cash dividends paid on shares of our common stock, participants may make optional cash purchases of additional shares of common stock. If you wish to make an optional cash purchase, you can pay by mailing a check each quarter to the agent for the amount of your desired purchase. Alternatively, you may arrange in advance for the optional cash purchases to be automatically paid from your bank account each quarter. You may invest a minimum of $100 up to a maximum of $5,000 per quarter.

6.    How do I enroll in the Dividend Reinvestment and Stock Purchase Plan?

      . Dividend Reinvestment. If you are a United States resident and a holder of record of shares of our common stock, you may elect to participate in the plan by completing and mailing the enclosed Dividend Reinvestment Plan Authorization Form to the agent. If the shares of common stock are registered in more than one name (i.e., joint tenants, trustees, etc.), all registered holders must sign the authorization form. In the case of partnerships, investment clubs, and similar o entities, the agent may require additional enrollment documentation. The agent must receive your authorization form at least 3 business days prior to the dividend record date for your cash dividends for that quarter to be reinvested. You may enroll at any time before that date.

..    Optional Cash Purchases. You may make optional cash purchases under the plan either by check or by automatic deduction from your bank account.

     - Payment by Check. If you wish to make optional cash payments by check each quarter, you may forward a check made payable to "Registrar and Transfer Company, as Agent for Auburn National Bancorporation" no earlier than thirty (30) days prior to the next dividend payment date and no later than five (5) days preceding such dividend payment date. No interest will be paid on optional cash payments pending their investment in common stock. Funds submitted prior to thirty (30) days before the next dividend payment date will be returned to the participant. Any uninvested optional cash payments will be returned to a participant upon written request received by the agent at least five
          (5) business days prior to the dividend payment date.

     - Payment by Direct Draft. If you wish to begin having funds automatically withdrawn from your bank account to purchase additional shares of our common stock under the Optional Cash Purchase feature of the plan, please complete and sign the enclosed Optional Cash Purchase Authorization Form and return it to the agent, indicating the bank deposit account from which you wish the funds to be paid and the amount of optional cash purchases to be made each quarter. Please include a voided check for that account as well. The agent must receive your one-time authorization form by March 1, June 1, September 1 or December 1 in order for your purchase request to be effective for that quarter. You may enroll at any time before that date. Once you have submitted your authorization form and initiated automatic quarterly deductions, funds will be drawn from your designated bank account on or about the 20th day of March, June, September and December each year and will be invested in additional shares of our common stock.

..    Changes to Your Preferences. You may change your Optional Cash Purchase preferences by completing and sending a new Optional Cash Purchase Authorization Form to the agent. You may change the amount drawn from your bank account each quarter and/or the bank account from which your funds are to be drawn. For your new preferences to apply to the next quarterly automatic purchase, the agent must receive your new authorization form by the first day of March, June, September or December, as applicable. You may make changes at any time before that date.

          You may terminate automatic quarterly withdrawals for additional share purchases at any time. Such notice will be effective as to the next purchase date, if received on or before the first day of the month in which dividends are paid (March, June, September and December).

     . Changes of Address. You must notify the agent promptly in writing of any change of address. Notices or statements from the agent to you may be given or made by letter addressed to you at your last address of record with the agent, and any such notice or statement will be deemed given or made when received by you or 5 days after mailing, whichever occurs earlier.

7.   When will my cash dividends and other funds be invested?

     . Delivery of Funds to the Agent. We will deliver the cash dividends for reinvestment to the agent on the dividend payment date for each quarter. Funds will be drawn from your bank account and delivered to the agent for Optional Cash Purchases on the 20th day of March, June, September and December (or if the 20th day falls on a weekend or holiday, then the next business day), regardless of whether we declare and pay a cash dividend for that quarter.

     . Investment of Funds by the Agent. The agent will make every reasonable effort to reinvest all dividends and to invest all Optional Cash Purchase funds promptly after receipt and in no event later than 30 days after such receipt, except where, in the opinion of the agent's counsel, such investments are restricted by any applicable state or federal securities laws. You will not receive any interest on any cash dividends or funds drawn for optional cash purchases. These funds will be held in a non-interest-bearing account maintained by the agent pending investment. If we elect to sell to the agent newly-issued shares of our common stock or common stock held as treasury shares, we must notify the agent of our election to do so at least 10 days prior to the date indicated above for the delivery of funds to the agent. If the agent determines that it will be unable to purchase sufficient shares of our common stock in the market, in negotiated transactions or otherwise than directly from us, the agent will purchase from us any shares available and necessary to meet all orders for dividend reinvestment and optional cash purchases.

8.   How will the purchase price be calculated?

          Your cash dividends and optional cash purchase funds will be invested with the cash dividends and optional cash purchase amounts of all the other plan participants.

     If the agent purchases shares of our common stock in open market or negotiated transactions, the price at which your additional shares will be deemed to have been purchased will be the weighted average price actually paid by the agent for all shares purchased in that quarter under the plan. If the agent purchases shares of our common stock directly from us (whether newly-issued by us or from our treasury) the prices at which your additional shares will be deemed to have been purchased will be the average of the highest and lowest prices for actual trades of shares of our common stock on The Nasdaq Small Cap Market on each of the 10 trading days immediately preceding the date that such shares are purchased by the agent from us. If no actual trades have occurred during this 10 day period, the price will be the average of the bid and ask (or high and low) prices on the last day on which an actual trade occurred.

9.   How many shares will I receive each quarter?

          The number of additional shares of our common stock that will be purchased for you and credited to your plan account each quarter depends on the amount of the cash dividend declared and paid that quarter and the amount of your optional cash purchase, if any, and the purchase price to be paid for each share of our common stock. Your plan account will be credited with fractional shares of our common stock computed to four decimal places.

10.  Are there any out-of-pocket costs to me under the plan?

          Yes. You will be responsible for your pro rata share of all brokerage commissions, charges and transfer taxes, if any, incurred in connection with the purchases of shares of common stock under the plan for each quarter. However, since the agent generally will purchase as a group all of the shares of common stock to be purchased for all participants under the plan, your pro rata portion of any commission savings from the agent's trading in volume will be passed on to you.

11.  Will I receive any reports?

          Yes. You will receive a quarterly statement of your plan account showing the number of additional shares credited to your plan account during that quarter and the total number of shares in your plan account.

12.  How Can I sell or transfer my shares in the plan?

          You may sell or transfer the shares held by the agent in your plan account, but only if you first remove those shares from the plan by requesting certificates for the shares to be sold or transferred. Shares for which you hold certificates will continue to participate in the plan until you sell those shares or direct the agent that you no longer wish to continue to participate. If you dispose of a portion of the shares of our common stock held in your plan account, the agent will continue to reinvest all the cash dividends on the shares remaining in your plan account. None of the plan, the agent or Auburn National Bancorporation, Inc. will sell your shares for you.

          Unless you first remove your shares from the plan and request stock certificates for the shares, please note that you will not be able to sell, pledge, hypothecate or otherwise assign or transfer any shares held in your plan account, any interest therein, or any cash or stock credited to your plan account. No attempted sale, pledge, hypothecation or other assignment or sale will be effective because your plan shares are held by the agent in "nominee name" and in book-entry form for your benefit.

13.  Will stock certificates be issued for shares held in the plan?

          No. Stock certificates will not be issued to you for any shares of common stock purchased under the plan, unless you so request. Instead, all shares purchased under the plan will be held by the agent in its nominee name and in book-entry form for your benefit.

14.  Can I request stock certificates for my shares?

          Yes. You may request in writing stock certificates representing whole shares held in the plan at any time and such certificates will be delivered to you, without charge, by the agent. However, the agent will not issue any certificate for a fractional share of our common stock, but your interest in any fractional share will be distributed to you in cash at its market value, determined by using the closing price per share of our common stock on the Nasdaq SmallCap Market on the last day a trade in our common stock was reported immediately preceding such date. If you are the registered holder of the shares, you will continue to participate in the plan until you direct the agent in writing that you wish to terminate your participation, even though you have requested stock certificates to be delivered to you for all shares purchased under the plan.

15.  What communications will I receive from you?  How do I vote my shares?

          As a plan participant, you will receive all communications sent to record holders of shares. For any meeting of our shareholders, as long as there are whole shares in your plan account on the relevant record date, you can attend, speak and vote at these meetings, or you can instruct the agent to vote the shares as your proxy. You will receive a proxy that will cover all of the whole shares held in your plan account. This proxy allows you to indicate how you want the shares to be voted. The agent will cause those shares to be voted only as you indicate.

16.  How will stock splits and other distributions effect my plan shares?

          If we declare a stock split or stock dividend, your plan account will be credited with the appropriate number of whole and fractional shares receivable by you. Your additional shares will be entitled to all the rights and privileges provided under the plan. In the event that we offer any share subscription or other rights to our shareholders, the agent will make them available to you with respect to the shares in your plan account.

17.  Can the Plan be Changed?

          Yes. We may add to, modify or discontinue the plan at any time upon 30 days' notice to the agent. We will send you written notice of any significant changes. Under no circumstances will any amendment to the plan decrease the number of shares that you own.

18.  How do I terminate my  participation in the plan?

     . Request for Withdrawal from the Plan. You may withdraw from the plan at any time by sending a written request for withdrawal to the agent as long as the request is received by the agent at least five business days prior to the dividend record date for that quarter. Your request for withdrawal from the plan will become effective five business days after it is received and processed by the agent, but the agent may defer withdrawal until after the reinvestment of any cash dividend amount for that quarter. Otherwise, all cash dividends with a record date after withdrawal will be sent directly to you.

     . Effect of Withdrawal from the Plan. You will be sent a stock certificate from the agent representing the whole shares of our common stock formerly held in your plan account. Your interest in any fractional share will be distributed to you in cash at its market value, determined by using the closing price per share of our common stock on the Nasdaq SmallCap Market on the last day a trade in our common stock was reported immediately preceding such date. You will no longer participate in the plan, including the Optional Cash Purchase feature of the plan.

     . Stopping Automatic Deductions. You may stop automatic quarterly withdrawals from your bank account without withdrawing from the cash dividend reinvestment feature of the plan. If you wish to do so, you should send a written notice to the agent expressing your intention to no longer have funds automatically drawn from your bank account. However, the agent must receive your written instructions on or before the first day of the month in which your next scheduled automatic draft will occur to avoid having those funds withdrawn from your bank account.

19. What are the federal income tax consequences of my participation in the plan?

         We believe that the following is an accurate summary of the principal U.S. federal income tax consequences of participation in the plan by individuals as of the date of this prospectus. However, this summary does not reflect every situation that could result from participation in the plan, and we advise you to consult your own tax advisors for information about your specific situation. In general, all your cash dividends -- whether paid to you in cash or reinvested -- are considered taxable income to you at the time they are paid. The total amount of dividends and other distributions will be reported to you and to the Internal Revenue Service on Form 1099-DIV shortly after the end of each year. If you fail to supply your correct taxpayer identification number, under-report your tax liability or otherwise fail to comply with applicable U.S. information reporting or certification requirements, the Internal Revenue Service may require the property trustee or its agent to withhold federal income tax at the rate of 31% from each interest payment. You will be permitted to credit any withheld tax against your federal income tax liability. If you are subject to backup withholding and have elected to participate in the dividend reinvestment portion of the plan, the agent will reinvest dividends less the amount of tax required to be withheld.

         Under this general rule, the cost basis for U.S. federal income tax purposes of shares acquired through the plan will be the price at which the shares are credited to your plan account.

         You will not realize gain or loss for U.S. federal income tax purposes upon the deposit of shares in your plan account, or the receipt of certificates for shares held in your plan account. You will generally realize gain or loss on the sale of shares, including the sale of any fractional shares by the agent for you. Any gain or loss you incur should be reflected when you file your income tax returns.

         The above rules may not be applicable to certain participants, such as tax-exempt entities. These participants should consult their own tax advisors.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our bylaws and the law of the State of Delaware permit us to indemnify certain of our directors, officers, and employees in a variety of circumstances, which may include liabilities under the federal securities laws. As a Delaware corporation, we may indemnify our present or former directors, officers, or employees for liabilities, including legal expenses, arising by reason of service in such capacity if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of Auburn National Bancorporation, Inc., and in any criminal proceeding if they had no reasonable cause to believe their conduct was unlawful. However, we may not indemnify any director, officer or employee with respect to any matter found to be (i) a violation of criminal law unless the individual had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the individual derived an improper personal benefit; or (iii) in the case of a director, a circumstance under which the liability provisions of Section 174 of the Delaware General Corporation Law, which relates to unlawful distribution of company assets, as presently or hereinafter enacted, are applicable.

         In the case of actions brought by or on behalf of Auburn National Bancorporation, Inc., we may indemnify the person if such person acted in good faith, and in a manner that such person reasonably believed to be in, or not opposed to, the best interests of Auburn National Bancorporation, Inc. However, we may not indemnify any person for any claim, issue, or matter as to which such person has been found liable, unless, and only to the extent that, the court in which the judgment was made or another court of competent jurisdiction determines that such person is entitled to indemnification.

         Our Certificate of Incorporation also limits or eliminates the personal liability of our directors for monetary damages for breaches of their fiduciary duties to the extent provided in Section 102(b)(7) of the Delaware General Corporation Law.

         The above descriptions are general summaries only, and reference is made to the full text of our Certificate of Incorporation and bylaws incorporated herein by reference, and to the provisions of the Delaware General Corporation Law.

         Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to directors, officers or persons controlling Auburn National

Bancorporation, Inc. pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

                  HOW TO OBTAIN ADDITIONAL INFORMATION ABOUT US

         We file reports, proxy statements and other information with the Securities and Exchange Commission, or the "SEC." Our filings with the SEC are available on the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document that we file with the SEC at the SEC's public reference rooms at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Woolworth Building, 233 Broadway, New York, New York 10279; and 175 West Jackson Blvd., Suite 900, Chicago, Illinois 60604. You can call the SEC at 1-800-SEC-0330 for more information about the public reference rooms and their copy charges. In addition, our shares are listed for quotation on the Nasdaq SmallCap Market under the symbol "AUBN." As a result, you may also inspect the reports and other information that we file with the SEC at the offices of Nasdaq, 1735 K Street, N.W., Washington, D.C. 20006.

         We have filed a registration statement on Form S-3 with the SEC that covers the securities described in this prospectus. For further information about us, or about the securities, you should refer to our registration statement and its exhibits. In this prospectus, we have summarized material provisions of contracts and other documents. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement. The registration statement can be obtained from the SEC, as described above, or from us at the address provided below.

                    THIS PROSPECTUS INCORPORATES INFORMATION
                         BY REFERENCE TO OTHER DOCUMENTS

         The SEC allows us to "incorporate by reference" the information that we file with the SEC. This means that we can disclose important information to you by referring you to information and documents that we have filed with the SEC. Any information that we reference in this manner is considered part of this prospectus. Any information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus.

         We are incorporating by reference the following documents which we have filed with the SEC:

         . Our Annual Report on Form 10-K for the fiscal year ended December 31, 2001; and

         . The description of our common stock contained in our Registration Statement on Form 8-A (SEC File No. 0-26486), which incorporates by reference the information under the caption "Description of Capital Stock" contained in our Registration Statement on Form SB-2, filed with the SEC on November 10, 1994 (SEC File No. 33-86180), including all amendments or reports filed by us for the purpose of updating such description.

         We are also incorporating by reference all future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. You may request a free copy of any documents referred to above, including exhibits, by contacting us at:

                      Auburn National Bancorporation, Inc.
                                  P.O. Box 3110
                           Auburn, Alabama 36831-3110
                          Attention: Investor Relations
                            Telephone: (334) 821-9200
                            Facsimile: (334) 887-4690

              IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS

         Please read this prospectus carefully. If you own shares now, or if you decide to buy shares in the future, please keep this prospectus with your permanent investment records, since it contains important information about our Dividend Reinvestment and Stock Purchase Plan.

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not offering any of our shares in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date later than May 6, 2002.

         This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21A of the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements. These forward-looking statements include statements using the words such as "may," "will," "anticipate," "should," "would," "believe," "assessment," "contemplate," "expect," "estimate," "continue," "intent" or similar words or expressions of the future. Our actual results may differ significantly from the results we discuss in these forward-looking statements.

         These forward-looking statements involve risks and uncertainties and may not be realized due to a variety of factors, including, without limitation: the effects of future economic conditions nationally and locally; governmental monetary and fiscal policies, as well as legislative and regulatory changes; the risks of changes in interest rates on the level and composition of deposits, loan demand, credit quality and the values of loan collateral, securities, and other interest-sensitive assets and liabilities; interest rate risks and sensitivity; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating regionally, nationally, and internationally, together with competitors offering banking products and services by mail, telephone, computer and Internet; and the failure of assumptions underlying the establishment of reserves for loan losses. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.

         You should also consider any other factors contained in this prospectus, including the information incorporated by reference into this prospectus. You should not rely on the information contained in any forward-looking statements, and you should not expect us to update any forward-looking statements.

                                 USE OF PROCEEDS

         We intend to use any net proceeds that we receive from our sale of shares directly from us to the plan for general corporate purposes.

                                     EXPERTS

         The consolidated financial statements of Auburn National Bancorporation, Inc. and subsidiary as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The audit report covering the December 31, 2001 and 2000 financial statements refers to a change in method of accounting for derivative instruments and hedging activities in 2001.

         Documents incorporated herein by reference in the future will include financial statements, related schedules (if required) and auditors' reports, which financial statements and schedules will have been audited to the extent and for the periods set forth in such reports by the firm or firms rendering such reports, and, to the extent so audited and consent to incorporation by reference is given, will be incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                                  LEGAL MATTERS

         The legality of the shares of our common stock offered by this prospectus has been passed upon for us by Alston & Bird LLP, Atlanta, Georgia.

                                    PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

            Estimate of expenses of issuance and distribution
            -------------------------------------------------

            Registration Fee ..............................      $    340.52
            Cost of Printing* .............................         4,000.00
            Legal Fees* ...................................         7,000.00
            Accounting Fees* ..............................         2,400.00
                                                                ------------
                     Total ................................      $ 13,740.52

         _____________________________
         * Estimated solely for purposes of this filing.

Item 15. Indemnification of Directors and Officers.

       The Delaware General Corporation Law (the "Delaware GCL") and the Bylaws of Auburn National Bancorporation, Inc. (the "Registrant") permit the Registrant to indemnify certain of the Registrant's directors, officers, and employees in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Under the Delaware GCL, a Delaware corporation generally is authorized to indemnify its present or former directors, officers, or employees for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and in any criminal proceeding if such person had no reasonable cause to believe his or her conduct was unlawful. However, no indemnification may be made with respect to any matter as to which the actions of such director, officer, or employee shall have been adjudged to constitute (i) a violation of criminal law unless the individual had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the individual derived an improper personal benefit; or (iii) in the case of a director, a circumstance under which the liability provisions of Section 174 of the Delaware GCL, which relates to unlawful distribution of company assets, as presently or hereinafter enacted, are applicable.

        In the case of actions brought by or in the right of the Registrant, indemnification may be made if the person acted in good faith, and in a manner that such person reasonably believed to be in, or not opposed to, the best interests of the Registrant; provided, however, that no indemnification may be made for any claim, issue, or matter as to which such person shall have been adjudged to be liable, unless, and only to the extent that, the court in which the judgment was made or another court of competent jurisdiction determines that such a person is entitled to indemnification.

        The Registrant's Certificate of Incorporation also limits or eliminates the personal liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as to director to the extent provided in Delaware GCL, Section 102(b)(7).

        The foregoing descriptions are general summaries only, and reference is made to the full text of the Registrant's Certificate of Incorporation and Bylaws incorporated herein by reference, and to the provisions of the Delaware GCL.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

Exhibit
-------
No.        Description of Exhibit
---        ----------------------

4.1 Certificate of Incorporation of the Registrant, (incorporated by reference from the Registrant's Registration Statement on Form SB-2 (File No. 33-86180)).

4.2 Bylaws of the Registrant (incorporated by reference from the Registrant's Registration Statement on Form SB-2 (File No. 33-86180)).

Exhibit
-------
No.        Description of Exhibit
---        ----------------------

4.3 Specimen of Common Stock certificate of the Registrant (incorporated by reference from the Registrant's Registration Statement on Form SB-2 (File No. 33-86180)).

5 Opinion of Alston & Bird LLP as to the legality of the securities to be registered.*

23         Consent of Alston & Bird LLP (included in Exhibit 5).*

23         Consent of KPMG LLP.

99.1       Authorization Form for Dividend Reinvestment Plan.

99.2       Authorization Form for Optional Cash Purchase.

99.3       Letter to Accompany the Prospectus.

________________________
*   Previously filed.

Item 17. Undertakings.

         (a)   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Auburn National Bancorporation, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Auburn, State of Alabama, as of May 6, 2002.

                                    AUBURN NATIONAL BANCORPORATION, INC.


                                    By: /s/ E. L. Spencer, Jr.
                                       -----------------------------------------
                                    Name:  E. L. Spencer, Jr.
                                    Title: Chairman of the Board & CEO

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints E.L. Spencer, Jr., his or her true and lawful attorney-in-fact and agent, with full power of substitution, and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of May 6, 2002.

              Signature                                       Title
----------------------------------------        -------------------------------


         /s/ E. L. Spencer, Jr.                 Chairman of the Board & CEO
-----------------------------------
         E. L. Spencer, Jr.

         /s/ C. Wayne Alderman                  Secretary to the Board and
-----------------------------------             Director of Financial Operations
         C. Wayne Alderman

         /s/ Anne M. May                        Assistant Secretary and Director
-----------------------------------
         Anne M. May

         /s/ Terry W. Andrus                    Director
-----------------------------------
         Terry W. Andrus

         /s/ Emil F. Wright, Jr.                Vice Chairman
-----------------------------------
         Emil F. Wright, Jr.

         /s/ J.E. Evans                         Director
-----------------------------------
         J.E. Evans

         /s/ Robert W. Dumas                    Director
-----------------------------------
         Robert W. Dumas

                                  EXHIBIT INDEX

Exhibit No.           Description of Exhibit
----------            ----------------------

23                    Consent of KPMG LLP.

99.1                  Authorization Form for Dividend Reinvestment Plan.

99.2                  Authorization Form for Optional Cash Purchase.

99.3                  Letter to Accompany the Prospectus.